SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 17, 2005

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	06-1340090
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)
20415 NORDHOFF STREET	91311
CHATSWORTH, CA	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2005, the board of directors of registrant made adjustments to the compensation of Noam Lotan, registrant’s President and Chief Executive Officer, Shay Gonen, registrant’s Chief Financial Officer, and Near Margalit, the President of LuminentOIC, Inc., registrant’s wholly owned subsidiary. Mr. Lotan also serves on registrant’s board of directors, but the adjustment to Mr. Lotan’s compensation in his capacity as a member of the board was not affected by the board’s action. All compensation increases were based upon the recommendation of the compensation committee of the board.

Noam Lotan.

     In March 1992, MRV entered into a three-year employment agreement with Mr. Lotan, pursuant to which Mr. Lotan serves as President and Chief Executive Officer of registrant. This agreement automatically renews for a one-year term unless either registrant or Mr. Lotan terminates it by giving the other three months’ notice of non-renewal prior to the expiration of the current term. Prior to the increase described below, Mr. Lotan received an annual salary of $150,000.

     On February 17, 2005, the board of directors of registrant increased Mr. Lotan’s annual salary under his employment agreement to $200,000, such increase to be retroactive to January 1, 2005.

Shay Gonen

     Mr. Gonen has no written employment agreement with registrant. Mr. Gonen’s employment with registrant is at will. On February 17, 2005, the board of directors of registrant increased Mr. Gonen’s annual salary to $185,000, such increase to be retroactive to January 1, 2005.

Near Margalit

     Mr. Margalit has no written employment agreement with registrant. Mr. Margalit’s employment with registrant is at will. On February 17, 2005, the board of directors of registrant increased Mr. Margalit’s annual salary to $180,000, such increase to be retroactive to January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 24, 2005

MRV COMMUNICATIONS, INC.
By:	/s/ SHAY GONEN
Shay Gonen
Chief Financial Officer